SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):     FEBRUARY 16, 2001
                                                           -----------------



                            KENWICK INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



             FLORIDA                   O-21899                   65-0596319
     (State  or  other               (Commission              (I.R.S.  Employer
jurisdiction  of  incorporation)     File  Number)           Identification No.)



                         660 LINTON BOULEVARD, SUITE 202
                          DELRAY BEACH, FLORIDA  33445
              (Address of principal executive officers) (zip code)



                                 (561) 278-6090
              (Registrant's telephone number, including area code)




         (Former name or former address, if changed since last report.)


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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On February 16, 2001, Kenwick Industries, Inc. completed the sale of its wholly-owned subsidiary, Automax USA, Inc., to Xelex Corp., a Florida corporation ("Xelex"), pursuant to the terms of a Reorganization and Stock Purchase Agreement dated February 2, 2001 (the "Agreement").

     As consideration for the sale of Automax USA, Inc., Kenwick was issued 14,000,000 shares of common stock of Xelex, which at the time of the closing of the transaction represented over eighty five percent (85%) of the issued and outstanding common stock of Xelex. Following the transaction, Automax USA, Inc. constitutes substantially all of the assets of Xelex, although Xelex does have a wholly-owned Canadian subsidiary with no operations, namely 1250332 Ontario Corporation.

     As part of the sale transaction, each of the following wholly-owned subsidiaries of Automax USA, Inc. was also sold to Xelex: Automax International, Inc.; Automax USA Finance, Inc.; and Automax of America, Inc.

     Effective on February 16, 2001, Xelex changed its name to Automax Group, Inc. ("Automax Group") in order to more accurately reflect the acquired business. Automax Group common stock is traded on the Pink Sheets under the symbol "AMXX." Kenneth S. Wulwick, President and a Director of Kenwick, was appointed as the Sole Director, President, Secretary, and Treasurer of Automax Group.

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.          OTHER  EVENTS

     Not  applicable.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

            Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     Any financial statements required to be filed herewith will be filed by an amendment to this Form 8-K.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.


EXHIBITS

2.1 Reorganization and Stock Purchase Agreement by and between Xelex Corp., Kenwick Industries, Inc., Automax USA, Inc., Automax International, Inc., Automax USA Finance, Inc., and Automax of America, Inc. dated February 2, 2001.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February  28,  2001                    Kenwick  Industries,  Inc.



                                                ______________________________
                                                By:     Kenneth  S.  Wulwick
                                                Its:     President